Appendix A

                            VICON INDUSTRIES, INC.

          CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.    PURPOSE

      The primary function of the Audit Committee of Vicon Industries, Inc. is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance and accounting, that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

      Serve  as  an   independent   and   objective   party  to  monitor   the
      Corporation's financial reporting process and internal control system.

      Review and appraise the audit efforts of the Corporation's independent accountants.

      Provide  an  open  avenue  of   communication   among  the   independent
      accountants, financial and senior management and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A simple majority shall constitute a quorum.

      A director will not be considered "independent" if, among other things, he or she has:

-     Been  employed by Vicon or its  affiliates  in the current or past three years;
- Accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);
- An immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;
- Been a partner, controlling shareholder or an executive officer of any for-profit business to which Vicon made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or
- Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

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      Each member of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      Under exceptional and limited circumstances, however, one non-independent director may serve on the Audit Committee, provided that the Board determines it to be in the best interests of the Corporation and its shareholders, and the Board disclosed the reasons for the determination in the Company's next annual proxy statement. Current employees or officers or their immediate family members, however, are not able to serve on the Audit Committee under this exception.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.5 below.

IV.   RESPONSIBILITIES AND DUTIES
      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and if necessary, update this Charter periodically, at least annually, as conditions dictate.

2. Review in consultation with the independent auditors the scope of the annual audit, along with any items of special attention.

3. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

4. Review such reports of audits of member reimbursements, director and officer expense assumed and management perquisites.

5. Review with financial management and the independent accountants the Securities and Exchange Commission forms 10-K and 10-Q prior to its filing or prior to the release of earnings.

Independent Accountants

6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

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7.    Review the  performance of the  independent  accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

9. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles, as applied in its financial reporting.

11.   Consider   and   approve,   if   appropriate,   major   changes  to  the
      Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

12. Review and discuss the audited financial statements with management, discuss with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented, obtain from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 and discuss with the independent accountants the independent accountants' independence.

13. Prepare and submit to the Board of Directors for inclusion in the annual proxy statement a written report of the Committee signed by each member stating whether the Committee has complied with the foregoing item.

Process Improvement

14.   Establish  regular  and  separate  systems  of  reporting  to the  Audit
      Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

15. Following completion of the annual audit, review separately with each of management and the independent accountants any disagreements or significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

Ethical and Legal Compliance

16. The Audit Committee may retain, with Board approval and at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

17.   Perform  any  other  activities   consistent  with  this  Charter,   the
      Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

V.    Proposed Meeting Schedules

a) Quarterly review of quarterly financial reports with independent auditors and management prior to public release of said documents.

b) Annual meeting with Company's accountants to review scope of current audit and to discuss fee arrangement.

c)    Any other meeting that might deem to be appropriate from time to time.









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